Exhibit 1.2

                        Form of Selected Dealer Agreement


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                                                                     Exhibit 1.2


                             SAGE, RUTTY & CO., INC.
                               1621 Jefferson Road
                            Rochester, New York 14623

                                                           Date: _________, 200_

                            SELECTED DEALER AGREEMENT

Dear Sirs:

     Sage, Rutty & Co., Inc., the underwriter (the "Underwriter") named in the Prospectus (as hereinafter defined) has agreed, subject to the terms and conditions of that certain underwriting agreement (the "Underwriting Agreement") dated ________, 200_, between the Underwriter and Intervest Mortgage Corporation (the "Issuer"), to act as exclusive agent for the Issuer and to use its best efforts to sell an aggregate of $10,000,000 principal amount of Series _/__/0_ Subordinated Debentures (the "Debentures") of the Issuer, in three maturities as follows: $2,000,000 with a maturity date of April 1, 2007; $3,500,000 with a maturity date of April 1, 2009; and $4,500,000 with a maturity date of April 1, 2011. The Debentures are more particularly described in the enclosed prospectus (the "Prospectus"), additional copies of which will be supplied in reasonable quantities upon request.

     The Underwriter is offering a part of the Debentures for sale by selected dealers (the "Selected Dealers"), including yourself, who are registered with the Securities and Exchange Commission (the "SEC") as broker-dealers under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and who are members in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), on a "best efforts" basis.

     The offering is subject to the delivery of the Debentures, and the acceptance of the offering by the Underwriter, the approval of all legal matters by counsel, and the terms and conditions herein set forth.

     Subject to the foregoing, the Underwriter confirms its agreement with you (sometimes herein called the "Dealer"') as follows:

     1.        Non-Exclusive Right to Offer and Sell.  Underwriter hereby grants
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to you the  non-exclusive  right to offer and sell the  Debentures  in such face amounts and upon such terms as the Underwriter shall from time to time determine and as set forth in the then effective Prospectus relating to such Debentures. The amount and maturity of Debentures which the Underwriter has initially determined to permit you to offer and sell is set forth at the end of this letter, although the Underwriter reserves the right to change such allotment. You agree (a) upon our request, to advise us of the number of Debentures allotted to you which remain unsold; and (b) at our request, to stop offering any such Debentures remaining unsold.

     2.        Compliance  with  Laws.  A  registration  statement on Form  S-11
               ----------------------
(the "Registration Statement") with respect to the Debentures has been filed with the SEC and has become effective. You agree to comply with the applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), the 1934 Act and any applicable rules and regulations issued under said Acts. No person is authorized by the Issuer or by the Underwriter to give any information or to make any representation other than those contained in the Prospectus in connection with the sale of the Debentures.

     3.        Dealer  Representations.  Dealer  represents that it is a  member
               -----------------------
in good standing of the NASD and agrees to abide by all of the NASD rules and regulations, and any interpretations thereof, including, without limitation, the NASD interpretation with respect to Free-Riding and Withholding (Rule IM-2110-1) and Rules 2420, 2500 and 2700 (including, but not limited to Rules 2730, 2740 and 2750) of the NASD Conduct Rules. Dealer also agrees to comply with the requirements of all applicable Federal and State Laws and all rules and regulations thereunder, and interpretations thereof, promulgated by any regulatory agency having jurisdiction.

     In the event that a domestic or foreign Dealer should sell or offer for sale the Debentures in any jurisdiction outside the United States, Dealer also agrees to comply with the laws, rules and regulations of any governmental or
regulatory  body  applicable   within  such  foreign   jurisdiction.

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     4.        State  Registrations.  You will be informed by the Underwriter as
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to the states in which we have been advised by counsel that the Debentures  have been qualified or registered for sale or are exempt under the respective securities or "blue sky" laws of such states, but we have not assumed and will not assume any obligation or responsibility as to the accuracy of such information or as to the eligibility or right of any Selected Dealer to offer or sell the Debentures in any state.

     5.        Underwriter  Authority and Liability.  The Underwriter shall have
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full  authority  to take such action as it may deem  advisable in respect of all matters pertaining to the offering or arising thereunder. The Underwriter shall not be under any liability to you with respect to any matter, except such as may be incurred under the 1933 Act and the rules and regulations thereunder, except for lack of good faith and except for obligations assumed by us in this Agreement, and no obligation on our part shall be implied or inferred herefrom.

     6.        Payment and  Procedures.  All subscriptions for investments shall
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be confirmed on forms of a type  acceptable  under the rules and  regulations of the NASD and in accordance with Rule 15c2-8 of the 1934 Act. If at least $8,500,000 in collected funds (as defined in the Escrow Agreement) have been received and such subscriptions accepted by the Issuer by ____________, 200_, the Issuer may close the Offering as to those subscribers (the "First Closing Date"). Until the First Closing Date, you shall promptly, upon receipt of any and all checks, drafts, and money orders received from prospective purchasers of the Debentures, transmit, in accordance with Rule 15c2-4(b) of the 1934 Act, such items to Canandaigua National Bank and Trust Company, Canandaigua, New York, as Escrow Agent, for deposit into an account entitled "Canandaigua
National  Bank  &  Trust  Company,   as  Escrow  Agent  for  Intervest  Mortgage
Corporation", but in any event such transmittal to the Escrow Agent shall be made by noon of the next business day after your receipt of such funds. Any Debentures remaining unsold after the First Closing Date may continue to be offered and sold for up to 120 days after the First Closing Date. After the First Closing Date, you shall promptly transmit any and all checks, drafts, and money orders received from prospective purchasers of the Debentures to the Underwriter by noon of the next business day after you receive such funds. At the same time you deliver funds received to the Escrow Agent, or directly to the Underwriter, you shall also deliver to Underwriter, a written account of each purchaser which sets forth, among other things, the name, address and tax identification number of the purchaser, the number of Debentures purchased, the maturity thereof, and the amount paid therefor which shall be accompanied by a copy of the check and any transmittal letter to the Escrow Agent.

     You agree to be bound by the terms of the Escrow Agreement executed by Underwriter and the Issuer and acknowledge that you have received a copy of such Escrow Agreement.

     Until the First Closing Date, checks shall be made payable to "CNB - Escrow Intervest". After the First Closing Date, checks shall be made payable to "Intervest Mortgage Corporation ", the Issuer. Until the First Closing Date, any checks received by the Escrow Agent which are made payable to any party other than the Escrow Agent, shall be returned by the Escrow Agent to the purchaser who submitted the check and shall not be accepted.

     All Debentures shall be registered and issued as designated by Dealer after the Closing Dates specified in the Prospectus.

     The Issuer reserves the right to reject any subscription, and in such case, the Issuer will instruct the Escrow Agent or Underwriter, as may be the case, to return, in full, any payment made in connection therewith.

     If at least $8,500,000 in collected funds (as defined in the Escrow Agreement) have not been received and such subscriptions accepted by the Issuer by _________, 200_, subscription documents and funds shall be promptly returned to subscribers. Interest earned on funds in the Escrow Account shall be applied to pay escrow expenses, with the balance of interest, if any, to be paid to subscribers in proportion to the amount of funds paid by each such subscriber without regard to the date when such subscription funds were paid.



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It shall be a condition of making any such refund to a subscriber, however, that there be delivered to the Escrow Agent a Form W-9 executed by such subscriber.

     7.        Delivery of  Prospectus.  You shall solicit subscriptions for the
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Debentures only in accordance with the then current Prospectus,  shall deliver a current Prospectus to each prospective investor, shall utilize as solicitation material only the Prospectus and such supplemental sales literature as shall be identified as such and furnished or authorized in writing by the Issuer, and shall make no representations other than those contained in such Prospectus and supplemental literature. You shall also be responsible for the servicing of investors, including responding to inquiries by, and maintaining periodic contacts with, the investor.

     8.        Restrictions  on  Sales and  Purchases of Debentures.  During the
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term of this  Agreement,  you will not,  directly or  indirectly,  buy, sell, or induce others to buy or sell, the Debentures except (a) pursuant to this Agreement, (b) as expressly authorized by the Underwriter in writing, or (c) in the ordinary course of business as broker or agent for a customer pursuant to an unsolicited order. You represent that you have not participated in any transaction prohibited by the preceding sentence and that you have at all times complied with the provisions of Rule 10b-6 of the 1934 Act applicable to this offering. You will take such steps as you deem necessary to assure that purchasers of the Debentures meet the suitability standards set forth in the Prospectus or otherwise imposed by the Issuer and will maintain for a period of at least four (4) years a record of the information obtained to indicate that such standards have been met.

     9.        Commissions.  You will be entitled to receive  commissions in the
               -----------
amount of $300 on each Debenture maturing April 1, 2007, commissions in the amount of $500 on each Debenture maturing April 1, 2009, and commissions in the amount of $700 on each Debenture maturing April 1, 2011 sold by you under this Agreement, provided, however, that the offering will be terminated and no commissions will be payable unless an aggregate of at least $8,500,000 of the Debentures, without regard to maturity, are sold by _________, 200_.

     10.       Dealer  Responsibility for  Training  and  Representatives.   You
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undertake  full  responsibility  for adequate  training of your  salesmen in all
features   of  the   Debentures   offered,   with   special   emphasis   on  the
responsibilities of such salesmen for full disclosure to prospective investors and the necessity of delivering a Prospectus to each investor. You will accept subscriptions only from persons whose investment objectives, to the best of your knowledge and belief, are consistent with those of the Debentures offered.

     11.       Sales in Discretionary  Accounts.  You  agree  that,  without the
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written  approval of the customer and the Underwriter  prior to the execution of
any  order,   you  will  not  sell  to  any  account  over  which  you  exercise discretionary authority any of the Debentures which you have been allotted and which are subject to the terms of this Agreement.

     12.       Advertisements.  It is expected that public advertisement of this
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issue will be made on or about the effective date of the Registration Statement.
After the date of appearance of such advertisement, but not before, you are free to advertise over your own name and at your own expense and risk, subject, however, to our prior review and approval of any advertisement.

     13.       Termination  of Agreement.  This Agreement  may be terminated  by
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either party at any time by written or telegraphic  notice to the other, but the
Agreement shall not be valid for more than six (6) months from the date of execution or beyond completion of the offering, whichever is earlier, except when extended by the Underwriter to complete the offering of the Debentures. Such termination shall not affect your obligation to comply with this Agreement nor your right to commissions, as set forth in Paragraph 9 of this Agreement on subscriptions confirmed by the Issuer by the time of such termination.

     14.       Relationship  of  Parties.  Nothing  in  this  Agreement shall be
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construed to constitute  Dealer a partner,  employee or agent of the Underwriter or Issuer,  and neither  Underwriter,  Issuer or Dealer  shall be liable for any


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obligation, act or omission of the other to third parties. However, in the event such a claim is made, you agree to bear your share of any liability arising out of such claim.

     15.       Dealer Expenses.  All expenses  incurred by Dealer  in connection
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with its activities  under this Agreement shall be borne by Dealer,  except that
Underwriter will furnish, without charge, a reasonable quantity of Prospectuses and supplemental literature as issued.

     16.       Miscellaneous. This Agreement supersedes all previous agreements,
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whether  oral  or  written,  between  Underwriter  and  Dealer  relating  to the
Debentures and may not be modified except in writing. All previous agreements, if any, whether oral or written, between Underwriter and dealer are hereby canceled. Neither party hereto assumes any liability or obligation toward the other under this or any previous agreement, except as may be specifically set forth in this Agreement, nor is any such liability or obligation to be inferred or implied hereunder.

     All communications from you shall be addressed to the Underwriter at the address set forth above. All communications from the Underwriter to you shall be directed to the address to which this letter is mailed.

     This Agreement shall be construed in accordance with the laws of the State of New York.

     Please confirm that the foregoing sets forth the Agreement between you and the Underwriter by signing and returning to us the enclosed copy of this letter.

                                            Very truly yours,

                                            SAGE, RUTTY & CO., INC.


                                            By:      ___________________________

                                            ____________________________________
                                                            (Title)

WE HEREBY CONFIRM AS OF THE DATE HEREOF
THAT THE ABOVE LETTER SETS FORTH THE
AGREEMENT BETWEEN THE UNDERWRITER AND
THE UNDERSIGNED


                                                 AMOUNT AND MATURITY OF
                                                 DEBENTURES TO BE OFFERED
                                                 FOR SALE BY DEALER:
_______________________________________
                  (Dealer)
                                                 $______________________________
                                                          April 1, 2007
By:      ______________________________

_______________________________________
                  (Title)
                                                 $______________________________
                                                          April 1, 2009


                                                 $______________________________
                                                          April 1, 2011